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                                                                   Exhibit 10.53


                            SHARE PURCHASE AGREEMENT

         This Share Purchase Agreement (the "Agreement") is made as of the 13th day of July, 2001, by and among eUNIVERSE, INC., a Nevada corporation ("EUI"), and INDIMI, L.L.C., a Delaware limited liability company (the "LLC"), Indimi, Inc., a Delaware corporation ("Indimi"), 550 Digital Media Ventures, Inc., a Delaware corporation (the "Seller") and Sony Music Entertainment, Inc., a Delaware corporation ("SONY"), with respect to Section 7 only.

                                    RECITALS:

         1. The Seller owns all of the issued and outstanding membership interests of the LLC (collectively, the "LLC Shares").

         2. EUI desires to acquire from the Seller the LLC Shares in exchange for certain shares of common stock, $.001 par value, of EUI (the "Common Stock") as set forth in this Agreement, and the Seller desires to convey the LLC Shares to EUI in exchange for such Common Stock.

         3. As a condition and as partial consideration for EUI entering into this Agreement and the transactions contemplated herein, SONY has agreed to guaranty the obligations hereunder as set forth in greater detail herein.

                                   AGREEMENT:

         In consideration of the recitals and the respective representations, warranties, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following capitalized terms shall have the respective meanings set forth below:

"Adjusted Share Price" shall have the meaning set forth in Section 2.2 of this Agreement.

"Agreement" shall have the meaning set forth in the outset of this Agreement.

"Articles of Incorporation" shall have the meaning set forth in Section 3.1(c) of this Agreement.

"By-laws" shall have the meaning set forth in Section 3.1(c) of this Agreement.

"Certificate of Designation" the Certificate of Designation of Series B Convertible Preferred Stock of eUNIVERSE, Inc.

"Certificate of Formation" shall have the meaning set forth in Section 4.1(c) of this Agreement.

"Closing" shall have the meaning set forth in Section 2.1 of this Agreement.




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"Closing Date" shall have the meaning set forth in Section 2.1 of this
Agreement.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Conversion Shares" shall mean the Common Stock issued upon conversion of the Series B Preferred Shares.

"Encumbrance" shall have the meaning set forth in Sections 3.2 of this Agreement.

"Environmental Laws" shall mean all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to human health and the environment, including, but not limited to, Hazardous Materials; and the term "Hazardous Material" means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law including, but not limited to: (i) petroleum, asbestos, or polychlorinated biphenyls and (ii) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations issued thereunder, as amended.

"EUI" shall have the meaning set forth in the outset of this Agreement.

"EUI Balance Sheet" shall have the meaning set forth in Section 3.6 of this Agreement.

"EUI Disclosure Schedule" shall mean the disclosure schedule prepared and executed by EUI and attached hereto as Schedule 1.

"EUI Employment Agreements" shall have the meaning set forth in Section 3.22(c) of this Agreement.

"EUI Financial Statements" shall have the meaning set forth in Section 3.6 of this Agreement.

"EUI Intellectual Property" shall have the meaning set forth in Section 3.11 of this Agreement.

"EUI Opinion" shall have the meaning set forth in Section 5.2(h) of this Agreement.

"EUI Permits" shall mean all permits, licenses and approvals of all Governmental Entities (as defined hereinafter) necessary for the lawful conduct of the EUI's business.

"EUI Real Property" shall have the meaning set forth in Section 3.7 of this Agreement.

"EUI Shares" shall have the meaning set forth in Section 2.2 of this Agreement.

"EUI Trademarks" shall have the meaning set forth in Sections 3.11 of this Agreement.

"Exchange Act" shall mean the Securities Exchange Act of 1934.


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"Existing Stock Option Plans" shall mean the eUniverse, Inc. 1999 Stock Awards
Plan.

"Existing Warrants" shall mean any and all of those certain outstanding rights to subscribe for and purchase common stock of eUniverse, Inc. as set forth on Exhibit "A" attached hereto, including, without limitation, that certain "Warrant for the Purchase of up to 1,101,260 Shares of Common Stock" of eUniverse, Inc. issued to New Technology Holdings, Inc. (n/k/a 550 Digital Media Ventures, Inc.) dated September 6, 2000.

"GAAP" shall mean United States generally accepted accounting principles, consistently applied.

"Governmental Entity" shall mean any national, state, municipal or local government, public body or authority, domestic or foreign, or any subdivision or agency thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, including courts of competent jurisdiction, domestic or foreign.

"Knowledge of the Seller" shall be meant to include the knowledge of, LLC, Indimi, Inc and the Seller (as defined herein).

"LLC" shall have the meaning set forth in the outset of this Agreement.

"LLC Balance Sheet" shall have the meaning set forth in Section 4.6 of this Agreement.

"LLC Benefit Plans" shall have the meaning set forth in Section 4.19(a) of this Agreement.

"LLC Business" shall mean the business of LLC as set forth on Schedule 3 attached hereto.

"LLC Disclosure Schedule" shall mean the disclosure schedule prepared and executed by LLC and attached hereto as Schedule 2.

"LLC Employment Agreements" shall have the meaning set forth in Section 4.19(c) of this Agreement.

"LLC Financial Statements" shall have the meaning set forth in Section 4.6 of this Agreement.

"LLC Intellectual Property" shall have the meaning set forth in Section 4.9 of this Agreement.

"LLC Opinion" shall have the meaning set forth in Section 5.1(j) of this Agreement.

"LLC Permits" shall mean all permits, licenses and approvals of all Governmental Entities necessary for the lawful conduct of the LLC Business.

"LLC Personnel" shall mean all personnel employed by LLC.

 "LLC Shares" shall have the meaning set forth in the recitals of this Agreement.

"LLC Trademarks" shall have the meaning set forth in Sections 4.9 of this Agreement


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"Material Adverse Effect" shall mean any material adverse effect on (i) either the EUI Common Stock or the LLC Shares, as appropriate (ii) the ability of either EUI or Seller to perform their respective obligations under this Agreement, the Stock Purchase Agreement of even date, the Registration Rights Agreement of even date, and any other agreements between the parties as may be executed in connection with this Agreement, or (iii) the condition (financial), properties, assets, liabilities, business, prospects or operations of either EUI or Seller and any of their respective subsidiaries.

"Material Contract" shall mean any contract, the absence of which would have a Material Adverse Effect on EUI or any subsidiary thereof and/or the LLC, as the case may be.

"Person" shall mean any individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act), including a Governmental Entity.

"Performance Obligations" means any and all contractual obligations and liabilities relating to the LLC other than obligations chargeable to the period prior to the Closing.

"Press Release" shall have the meaning set forth in Section 9 of this Agreement.

"Securities" shall mean the EUI Shares and the Series B Preferred Shares.

"Securities Act" shall mean the Securities Act of 1933.

"SEC Documents" shall have the meaning set forth in Section 3.8 of this Agreement.

"Seller" shall have the meaning set forth in the outset of this Agreement.

"Share Price" shall have the meaning set forth in Section 2.1 of this Agreement.

"Taxes" shall mean all taxes, assessments and governmental charges and any other similar charges imposed by any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, inclusive of interest, penalties or additions imposed thereon or in connection therewith.

Terms that are defined in other provisions of this Agreement have the meanings given to them in those provisions

2. Purchase and Sale of the LLC Shares. The purchase of the LLC Shares shall consist of the following transactions:

         2.1 At the closing of the transactions contemplated herein subject to the terms and conditions of this Agreement (the "Closing"), EUI shall purchase from the Seller all (but not less than all) of the LLC Shares and the Seller shall convey, assign, transfer and deliver all (but not less than all) of the LLC Shares to EUI.


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         At the Closing on the Closing Date, EUI shall issue and deliver to the
Sellers such number of shares of Common Stock (the "EUI Shares") equal to nine million nine hundred forty thousand dollars ($ 9,940,000.00) divided by $2.75 (the "Share Price"); provided that the Share Price (adjusted for a stock split, reverse split, stock dividend, merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event) shall be adjusted to the average closing price of the Common Stock for the fifteen (15) trading days immediately following the date of this Agreement (the "Adjusted Share Price") as follows: in the event that such 15 day trading average is (i) more than $3.00, the Adjusted Share Price shall be $0.02 greater than the Share Price for each $0.01 such average exceeds $3.00, or (ii) less than $2.50, the Adjusted Share Price shall be $0.015 less than the Share Price for each $0.01 such average is below $2.50, subject to the limitation that the Adjusted Share Price shall not exceed $3.25 (in each case as adjusted for a stock split, reverse split, stock dividend, merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event). In the event that the Adjusted Share Price is less than or equal to $2.00 (in each case as adjusted for a stock split, reverse split, stock dividend, merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event) any of the parties shall have a right to terminate the transactions contemplated by this Agreement as set forth in Section 8.2 herein.

         2.2 No fractional shares of EUI Shares will be issued, no cash will be paid in lieu of fractional shares, and the total number of EUI Shares issued to Seller shall be rounded down to the nearest whole number.

3. Representations and Warranties of EUI.

   EUI represents and warrants to Seller and Indimi (which representations and warranties shall survive the Closing for two (2) years from the date hereof) as follows:

         3.1 Capitalization. (a) The authorized capital stock of EUI consists of 250,000,000 shares of Common Stock, par value $.001 per share, and 40,000,000 shares of preferred stock ("Preferred Stock"), par value $.10 per share. Ten million (10,000,000) shares of the Preferred Stock have been designated as Series A 6% Convertible Preferred Stock (the "Series A") and, immediately prior to Closing 4,098,335 shares of preferred stock will be designated "Series B Preferred Shares". There are outstanding 18,825,808 shares of Common Stock, 1,454,572 shares of Series A and no Series B Preferred Shares and EUI has no other shares of capital stock authorized, issued or outstanding.

             (b) Except as set forth in Section 3.1 of the EUI Disclosure Schedule and the Existing Warrants, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of EUI, or arrangements by which EUI is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated other than pursuant to Existing Stock Option Plans, (ii) there are no agreements or arrangements under which EUI is obligated to register the sale of any of its securities under the Securities Act (except as provided hereunder), (iii) EUI has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution


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in respect thereof and (iv) except as set forth in Section 3.1 of the EUI
Disclosure Schedule, EUI has not reserved any shares of capital stock for issuance pursuant to any stock option plan or similar arrangement. The capitalization of EUI as of the date hereof, including, without limitation, the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to EUI's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Series B Preferred Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Series B Preferred Shares is as set forth in Section 3.1 of the EUI Disclosure Schedule, delivered by EUI to Seller in connection herewith. Section 3.1 of the EUI Disclosure Schedule also lists any stockholders that, to EUI's knowledge, beneficially own five percent (5%) or more of the Common Stock, determined in accordance with Rule 13d-3 under the Exchange Act). Except as set forth in Section 3.1 of the EUI Disclosure Schedule, there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities in accordance with the terms of this Agreement or the issuance of the Conversion Shares in accordance with the Certificate of Designation.

             (c) EUI has furnished to the Seller: (i) true and correct copies of EUI's articles of incorporation (the "Articles of Incorporation") as in effect on the date hereof, and (ii) EUI's by-laws (the "By-laws") as in effect on the date hereof.

         3.2 Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of EUI have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth in section 3.2 of the EUI Disclosure Schedule, no EUI Shares are subject to (a) preemptive rights or any other similar rights of the stockholders of EUI or (b) any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow equity or other encumbrance (collectively, "Encumbrances") and the sale and delivery of the Securities to the Seller pursuant to the terms hereof and the issuance of the Conversion Shares to the Seller upon conversion of the Series B Preferred Shares will vest in the Seller legal and valid title to such Securities, free and clear of all Encumbrances. The Securities will be duly authorized, validly issued, fully paid and nonassessable and a sufficient number of shares of Common Stock have been reserved for issuance upon conversion of the Series B Preferred Shares. Except as set forth in Section 3.2 of the EUI Disclosure Schedule, none of the Securities are subject to (a) preemptive rights or any other similar rights of the stockholders of EUI or (b) Encumbrances.

         3.3 Organization. EUI was organized and incorporated in the State of Nevada. EUI (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, (b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on EUI, (c) has its principal place of business and chief executive office at 6300 Wilshire Blvd., Suite 1700, Los Angeles, California 90048 and (d) has all requisite power and authority to own or lease and operate its assets and carry on its business as presently being conducted and to perform the terms of this Agreement and the transactions contemplated herein.


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         3.4 Subsidiaries. Except as set forth in Section 3.4 of the EUI
Disclosure Schedule, EUI has no subsidiaries and has no equity interest in any corporation, partnership, joint venture, limited liability company or other Person.

         3.5 Consents. Neither the execution, delivery or performance of this Agreement by EUI, nor the consummation by it of the obligations and transactions contemplated hereby, requires any consent of, authorization by, exemption from, filing with or notice to any governmental authority or any other Person, other than the shareholder approval required as a result of the transactions contemplated under this Agreement or the other transaction documents.

         3.6 Financial Statements. EUI has delivered or caused to be delivered to Seller an audited consolidated balance sheet of EUI and any subsidiaries, as applicable, as of March 31, 2001 (the "EUI Balance Sheet"), and audited consolidated statements of income and retained earnings and cash flows of EUI and any subsidiaries, as applicable, for the year ended March 31, 2001 (collectively with the EUI Balance Sheet, the "EUI Financial Statements"), and an unqualified opinion thereon from EUI's independent accountants. The EUI Financial Statements were prepared in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and present fairly, in all material respects, the financial position and the results of operations of EUI and any of its subsidiaries, as applicable, as of the dates, and for the periods, referred to therein.

         3.7 Title to Property and Assets. Neither EUI nor any subsidiary, as the case may be, owns any real property. Each of EUI and its subsidiaries owns its personal property and assets free and clear of all Encumbrances, except liens that arise in the ordinary course of business which do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by EUI and its subsidiaries. Except as set forth in Section 3.7 of the EUI Disclosure Schedule, with respect to any real property, EUI is not in material violation of any of its leases. All machinery, equipment, furniture, fixtures and other personal property and all plants, buildings, structures and other facilities, including, without limitation, office space used by EUI and any of its subsidiaries in the conduct of its business, is in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) except for any defects which will not materially interfere with the conduct of normal operations of EUI and any of its subsidiaries. EUI has delivered or caused to be delivered to the Seller true and complete copies of any leases related to the real property used by EUI and any subsidiaries in the conduct of their business (the "EUI Real Property").

         3.8 SEC Documents. Since June 16, 1999, EUI has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act or the Securities Act, as applicable (all of the foregoing filed and on or after June 16, 1999, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). EUI has delivered to the Seller true and complete copies of the SEC Documents, except the exhibits and schedules thereto and the documents incorporated therein. As of their respective dates, the SEC Documents complied with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of


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the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of EUI included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and present fairly in all material respects the consolidated financial position of EUI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments).

         3.9 Authorization; Enforcement. EUI has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by EUI of this Agreement and the consummation of the transactions contemplated hereby. The execution, delivery and performance by EUI of this Agreement and the consummation by EUI of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the EUI. EUI has taken all actions under its Articles of Incorporation and its By-laws as may be necessary or advisable to provide EUI with the rights hereby contemplated.

         This Agreement constitutes the valid and binding obligation of EUI, enforceable against EUI in accordance with its respective terms.

         3.10 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(a) result in a violation of the Articles of Incorporation or By-laws of EUI,
(b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which EUI or any of its subsidiaries is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to EUI or any of its subsidiaries or by which any property or asset of EUI or any of its subsidiaries is bound or affected, or (d) result in the creation of any Encumbrance upon any of their assets. Neither EUI nor any of its subsidiaries is in violation of its articles of incorporation, certificate of formation, articles of organization, limited liability company agreement, partnership agreement or by-laws (as applicable in each case), and except as set forth in Section 3.10 of the EUI Disclosure Schedule, neither EUI nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would cause EUI or any of its subsidiaries to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which EUI or any of its subsidiaries is a party. The business of EUI and its subsidiaries is not being conducted


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in violation of any law, ordinance or regulation of any Governmental Entity, except for violations that, either singly or in the aggregate, would not have a Material Adverse Effect.

         EUI is not in violation of the qualifications or maintenance requirements of The Nasdaq Small Cap Market and is not subject to any threat of a proceeding to disqualify the Common Stock from trading on The Nasdaq Small Cap Market.

         3.11 EUI Intellectual Property. "EUI Intellectual Property" means all material (i) trademarks, service marks, trade dress, logos, trade names, Internet domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (collectively, "EUI Trademarks"), (ii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, and all content and information contained on any website (iii) trade secrets and confidential business information (including, without limitation, ideas, know-how, compositions, technical data, designs, drawings, and customer and supplier lists), (iv) computer software (including, without limitation, data and related documentation) and source codes, (v) other proprietary rights, (vi) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (vii) licenses or agreements in connection with the foregoing. EUI Intellectual Property shall include all Intellectual Property which is used in connection with the business of EUI or any of its subsidiaries, and which EUI or any of its subsidiaries owns or has rights in and to pursuant to an EUI Permit, the absence of which would have a Material Adverse Effect on EUI or any subsidiary thereof.

             (a) Except as set forth in Section 3.11(a) of the EUI Disclosure Schedule, with respect to each item of EUI Intellectual Property:

                 (i) EUI and its subsidiaries possess all right, title and interest in and to the item, free and clear of any Encumbrance, license or other restriction, and EUI or its subsidiaries has taken or caused to be taken reasonable and prudent steps to protect its rights in and to, and the validity and enforceability of, the item and no trade secret of EUI or any subsidiary has been disclosed or authorized to be disclosed to any third party other than pursuant to a written nondisclosure agreement that adequately protects EUI's and the applicable subsidiary's proprietary interests in and to such trade secrets;

                 (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                 (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened, which reasonably challenges the legality, validity, enforceability, use or ownership of the item;

                 (iv) EUI has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item;


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                 (v) each license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; and

                 (vi) neither EUI nor any subsidiary has licensed or sublicensed its rights in any EUI Intellectual Property, or received or been granted any such rights, other than pursuant to the EUI Permits;

                 (vii) to the knowledge of EUI or any subsidiary thereof, no party (other than EUI) to any license, sublicense or agreement is in breach or default, and to the knowledge of EUI, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder, except for any such breach, default or event which would not have a Material Adverse Effect.

         Section 3.11(a) of the EUI Disclosure Schedule sets forth a list of all material EUI Intellectual Property and identifies which is owned, licensed, leased or otherwise used, as the case may be. All EUI or subsidiary registered patents, and all registered and unregistered copyrights, trademarks, and service marks are valid and subsisting and in full force and effect and are not subject to any Taxes or other fees except for annual filing and maintenance fees. Neither EUI nor any of its subsidiaries is aware of (a) any notice, claim or assertion that any item of EUI Intellectual Property is or potentially may be invalid or (b) any facts which would cause a reasonable person to conclude that any item of EUI Intellectual Property is or potentially may be invalid. Neither EUI nor any of its subsidiaries, nor any Website that is affiliated with or otherwise contains any EUI or any subsidiaries' trademark, service mark, logo, or other indicia of ownership or attribution, is currently or has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and there is no pending or threatened claim or litigation against EUI or any of its subsidiaries contesting the right to use its Intellectual Property rights, asserting the misuse of any thereof, or asserting the infringement or other violation of any Intellectual Property rights of a third party. True and complete copies of all trademark and copyright applications of EUI have been provided to Seller. All EUI Trademarks have been in continuous use by EUI or its subsidiaries, and the EUI Trademarks listed in Section 3.11(a) of the EUI Disclosure Schedule for which EUI or any subsidiary has obtained or applied for a registration have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates. To the best knowledge of EUI or any of its subsidiaries, there has been no material prior use of such EUI Trademarks by any third party which would confer upon said third party superior rights in such EUI Trademarks. EUI and its subsidiaries have adequately policed the material EUI Trademarks against third party infringement so as to maintain the validity of such EUI Trademarks.

             (b) Other than as set forth in Section 3.11(c) of the EUI Disclosure Schedule, which Section sets forth a list of all material EUI Intellectual Property so effected, there are no material outstanding options, licenses, or agreements of any kind relating to EUI Intellectual Property, nor is EUI or any subsidiary bound by or a party to any options, licenses, or agreements of any kind with respect to EUI Intellectual Property. To the best knowledge of EUI


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and any subsidiary, no third party has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with the material EUI Intellectual Property.

             (c) To the best knowlegde of EUI or any of its subsidiaries, none of the key employees, contractors or agents of EUI or any of its subsidiaries are obligated under any contract (including, without limitation, licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her reasonable diligence to promote the interests of EUI or any subsidiary or that would conflict with EUI's or its subsidiary's businesses as presently conducted or contemplated to be conducted. Neither the execution, delivery or performance of this Agreement, nor the carrying on of EUI's or its subsidiaries' businesses by the employees, contractors or agents of EUI or its subsidiaries, nor the conduct of EUI's and any of its subsidiaries' businesses as presently conducted or contemplated to be conducted, will conflict with or result in a breach of the material terms, conditions or provisions of, or constitute a material default under, any contract, covenant, or instrument under which any such key employee, contractors or agents is obligated, and which conflict, breach or default would be materially adverse to EUI or any of its subsidiaries.

             (d) EUI has entered into written agreements with all key employees, contractors or agents of EUI and each of its subsidiaries with provisions seeking to protect the confidentiality of all EUI Intellectual Property and to ensure full and unencumbered ownership by EUI or any of its subsidiaries of all EUI Intellectual Property including, without limitation, appropriate "work for hire" language. EUI, without an independent investigation, is not aware of any violation by any such employees, contractors or agents of such agreements. All proprietary EUI Intellectual Property was either developed: (i) by employees of EUI or any of its subsidiaries within the scope of their employment; or (ii) by independent contractors who have assigned all of their rights to EUI or any of its subsidiaries pursuant to a written agreement.

             (e) No shareholder, member, director, officer, employee, contractors or agents of EUI or any of its subsidiaries, as the case may be, has any material interest in any of the EUI Intellectual Property.

             (f) The consummation of the transactions contemplated hereby will not result in the loss or impairment of EUI's or any of its subsidiaries' rights to own, use, or to bring any action for the infringement of, any of EUI Intellectual Property, nor will such consummation require the consent of any third party in respect of any EUI Intellectual Property.

             (g) Except as set forth in Section 3.11(g) of the EUI Disclosure Schedule, neither EUI nor any subsidiary thereof:

                 (i) has granted to any third party any material exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on any World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of EUI Intellectual Property), nor has EUI or any subsidiary thereof, granted any third party any right to market any of the EUI Intellectual Property under any private label or "OEM" arrangements;

                 (ii) has any material outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which EUI or any subsidiary thereof has allowed third parties to advertise on or otherwise be included in a World Wide Web site) that EUI currently expects to result in any loss to EUI upon completion or performance thereof;

                 (iii) has any material oral contracts or arrangements for the sale of advertising or any other product or service.

         3.12 Foreign Corrupt Practices Act. Neither EUI nor any subsidiary thereof, director, officer, agent, employee or other Person acting on behalf of EUI, or any subsidiary thereof has, in the course of his, her or its actions for, or on behalf of, EUI, or any of its subsidiaries, offered or made, directly or indirectly through any other Person, any payments of anything of value (in the form of a contribution, gift, entertainment or other expense), to (a) any Person employed by, or acting in an official capacity on behalf of, any governmental agency, department or instrumentality, or (b) any foreign or domestic government official, political party or official of such party, or any candidate for political office or employee thereof. Neither EUI, nor any of its subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of EUI or any subsidiary thereof, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or unlawful payment to any foreign or domestic government or political party official, employee, appointee or candidate.

         3.13 Material Contracts. Each Material Contract of EUI and any of its subsidiaries is listed in Section 3.13 of the EUI Disclosure Schedule. Each such contract is the legal, valid and binding obligation of EUI, enforceable against EUI and/or such subsidiary, as the case may be, in accordance with its terms. Except as otherwise set forth in Section 3.13A of the EUI Disclosure Schedule, there has not occurred any material breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a material breach, violation or default by EUI or any of subsidiaries, as the case may be, under any such contract or by any other Person to any such contract. Except as set forth in Section 3.13 of the EUI Disclosure Schedule, neither EUI nor any subsidiaries, have been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

         3.14 Right of First Refusal; Voting and Registration Rights. To the best knowledge of EUI and its subsidiaries and except as set forth on Schedule
3.14 attached hereto, no party has any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right regarding the EUI's securities. Except as provided in Section 3.14 of the EUI Disclosure Schedule, there are no provisions of the Articles of Incorporation, By-laws, certificates of formation, articles of organization of EUI or any of its subsidiaries, as the case may be, no agreements to which EUI or any of its subsidiaries is a party and no agreements by which EUI or any of its subsidiaries are bound, which (a) may affect or restrict the voting rights of Seller with respect to the EUI Shares in its capacity as shareholder;
(b) restrict the ability of Seller, or any successor thereto or assignee or transferee thereof, to transfer the EUI Shares, (c) would adversely affect EUI's or Seller's right or ability to consummate the transactions contemplated by this Agreement and the transactions contemplated hereby, or (d) require the vote of more than a majority of EUI's issued and outstanding EUI Shares, voting together, to take or prevent any corporate action, other than those matters requiring a class vote under Nevada law, or (e) entitle any party to nominate or elect any director of EUI's or require any of EUI's shareholders to vote for any such nominee or other Person as a director and/or manager of the EUI in each case, except as provided for in this Agreement, in each case, except as provided for in or contemplated by this Agreement.

         3.15 Absence of Certain Developments. Except as set forth in Section
3.15 of the EUI Disclosure Schedule, since March 31, 2001, neither EUI nor any of its subsidiaries have suffered any change or development which has had a Material Adverse Effect. Since March 31, 2001, EUI and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practices and have not (a) sold, leased, transferred or otherwise disposed of any of the material assets (other than dispositions in the ordinary course of business consistent with past practices), (b) terminated or amended in any material respect any material contract or lease to which EUI or any of its subsidiaries is a party or to which it is bound or to which its properties are subject, (c) suffered any loss, damage or destruction, whether or not covered by insurance, which have had a Material Adverse Effect, (d) made any material change in the accounting methods or practices it follows, whether for general financial or tax purposes, (e) incurred any liabilities (other than in the ordinary course of business or contractual liabilities) which, individually or in the aggregate, have had a Material Adverse Effect, (f) incurred, created or suffered to exist any Encumbrances (other than non-material Encumbrances) on its assets, (g) increased the compensation payable or to become payable to any of its officers or employees or increased any bonus, severance, accrued vacation, insurance, pension or other employee benefit plan, payment or arrangement made by EUI or any of its subsidiaries for or with any such officers or employees out of the ordinary course of business, (h) suffered any labor dispute, strike, or other work stoppage, (i) made or obligated itself to make any capital expenditures in excess of $50,000 individually, (j) entered into any contract or other agreement requiring EUI or a subsidiary to make payments in excess of $50,000 individually, other than in the ordinary course of business consistent with past practices, (k) paid any dividends, whether in cash or property, on account of, or repurchased any of, the EUI Shares, or (l) entered into any agreement to do any of the foregoing.

         3.16 No Undisclosed Material Liabilities. Section 3.16 of the EUI Disclosure Schedule sets forth an accurate list of (a) all liabilities of EUI and its subsidiaries in excess of $50,000, individually, that are not reflected on the EUI Financial Statements of those entities that became subsidiaries of the EUI after the date of the EUI Financial Statements, or in the SEC Documents (other than trade payables in the ordinary course of business), and (b) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which EUI or any subsidiary thereof is a party. Except as set forth in Section 3.16 of the EUI Disclosure Schedule, since the date of the EUI Financial Statements, neither EUI nor any subsidiary thereof has incurred any liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the EUI Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the EUI Financial Statements.

         3.17 Previous Issuances Exempt. All shares of capital stock and other securities issued by EUI prior to the Closing Date have been issued in transactions registered under the Securities Act or exempt from the registration requirements under the Securities Act and all applicable state securities or "blue sky" laws, and in compliance with all applicable corporate laws. EUI has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities prior to the Closing Date. EUI has not offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from EUI, or otherwise approached or negotiated with any other Person in respect thereof, in such a manner as to require registration under the Securities Act. No holder of any of EUI's capital stock has any rescission or pre-emptive rights.

         3.18 No Integrated Offering. Neither EUI, nor any of its subsidiaries, affiliates or any other Person acting on EUI's behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the securities nor have any of such Persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the securities under the Securities Act or cause this offering of securities to be integrated with any prior offering of securities of EUI for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, NASD Rule 4460(i) or any similar rule.

         3.19 Litigation. Except as set forth in Section 3.19 of the EUI Disclosure Schedule, as of the date hereof, there is no claim, action, proceeding, lawsuit, inquiry, arbitration or investigation before or by any court, public board, arbitrator, governmental body, agency or official, self-regulatory organization or body including, without limitation, the SEC or the National Association of Securities Dealers Automated Quotation System, pending or, to the knowledge of EUI or any subsidiary thereof, threatened against or affecting EUI, any subsidiary thereof, or their respective properties or their respective directors, members, managers, or officers in their capacities as such. To the knowledge of EUI, there are no facts which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to EUI or any subsidiary thereof, could have a Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby. Neither EUI nor any subsidiary thereof is subject to any outstanding order, ruling, judgment or decree that would have a Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby.

         3.20 Compliance with Laws. Neither EUI nor any subsidiary thereof has received notification from any Governmental Entity (a) asserting a violation of any material law, statute, ordinance or regulation or the terms of any judgments, orders, decrees, injunctions or writs applicable to the conduct of its business, (b) threatening to revoke any material license, franchise, permit or government authorization, or (c) restricting or in any way limiting its operations as currently conducted or proposed to be conducted.

         3.21 Taxes. EUI and each subsidiary thereof, has made or filed all federal and all state, local and foreign income tax returns required to be filed with respect to EUI and each subsidiary thereof in a timely manner (taking into account all extensions of due dates). EUI and each subsidiary thereof, has paid all material Taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which adequate reserves have been made, and has set aside on its books provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid material Taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of EUI know of no basis for any such claim. Neither EUI nor any subsidiary thereof, has executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of EUI's or any of its subsidiary's tax returns has been or is being audited by any taxing authority.

         3.22 Employee Relations.

              (a) All bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and Existing Stock Option Plans, employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover employees or former employees of EUI or any of its subsidiaries, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "EUI Benefit Plans"), are listed in
Section 3.22 of the EUI Disclosure Schedule.

              (b) There have been no violations of ERISA or the Code that could reasonably be expected to have a Material Adverse Effect relating to any EUI Benefit Plan. EUI has timely filed all documents, notes and reports (including IRS Form 5500) for each such Employee Benefit Plan with all applicable governmental authorities and has timely furnished all required documents to the participants or beneficiaries of each such Employee Benefit Plans.

              (c) EUI and its subsidiaries have entered into individualized written employment agreements with its officers and key employees of EUI and its subsidiaries as listed in Section 3.22 of the EUI Disclosure Schedule ("EUI Employment Agreements"), true and complete copies of which have been delivered to Seller. To the knowledge of EUI, no employee of or consultant to EUI or any of its subsidiaries is in violation of any term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with EUI or any subsidiary thereof. EUI and each of its subsidiaries has operated and administered all plans, programs and arrangements providing compensation and benefits to employees in accordance with their terms and with all applicable laws. To the knowledge of EUI, no key employee has any plans to terminate his or her employment with EUI or any subsidiary thereof, nor does EUI or any subsidiary thereof have any present intention to terminate the employment of any key employee.

              (d) EUI and its subsidiaries are not delinquent in payments to any of their employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them to the date hereof. EUI and each of its subsidiaries are in compliance with all applicable material federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except for either immaterial instances of noncompliance or instances of noncompliance of which EUI is unaware which may be reasonably cured without the incurrence by EUI or any subsidiary of any material cost or liability. Neither EUI nor any subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of EUI or any subsidiary thereof. To the knowledge of EUI, there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving EUI or any subsidiary thereof. To the knowledge of EUI, there are no suits, actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or threatened in connection with any EUI Benefit Plan, but excluding any of the foregoing which would not have a Material Adverse Effect on EUI or any subsidiary thereof.

              (e) No director, manager, or officer or other employee of EUI or any of its subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any EUI Benefit Plan) solely as a result of the transactions contemplated in this Agreement; and (ii) no payment made or to be made to any current or former employee or director of EUI or any of its subsidiaries by reason of the transactions contemplated hereby (whether alone or in connection with any other event, including, but not limited to, a termination of employment) will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

         3.23 Brokers. There is no investment banker, broker, finder, financial advisor or other Person which has been retained by or is authorized to act on behalf of EUI who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement payable by any of Seller, LLC, or Indimi.

         3.24 Environmental Matters. (i) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any Person against, EUI or any of its subsidiaries, and no penalty has been assessed against EUI or any of its subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) EUI and each of its subsidiaries are in compliance with all Environmental Laws; and (iii) there are no liabilities of or relating to EUI or any of its subsidiaries relating to or arising out of any Environmental Law, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

         3.25 Acknowledgment Regarding EUI's Purchase of the LLC Shares from Seller. EUI acknowledges and agrees that the Seller is not acting as a financial advisor or fiduciary of EUI (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the EUI and Seller is "arms length" and that, except for the representations and warranties of the Seller under this Agreement, any statement made by the Seller or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Seller's Sale of the LLC Shares and has not been relied upon by the EUI, its officers or directors in any way. EUI further represents to Seller that EUI's decision to enter into this Agreement has been based solely on an independent evaluation by the EUI and its representatives.

         3.26 Related-Party Transactions. Except as set forth in Section 3.26 of the EUI Disclosure Schedule, no employee, officer, director, stockholder or affiliate of EUI or any of its subsidiaries or member of his or her immediate family is currently indebted to EUI or any of its subsidiaries, nor is EUI or any of its subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth in Section
3.26 of the EUI Disclosure Schedule, to the knowledge of EUI, as of the date hereof, none of such Persons has any direct or indirect ownership interest in any firm or corporation with which EUI is affiliated or with which EUI has a business relationship, or any firm or corporation that competes with EUI except that employees, officers, or directors of EUI and members of their immediate families may own stock in an amount not to exceed 1% of the outstanding capital stock of publicly traded companies that may compete with EUI. To the knowledge of EUI, as of the date hereof, except as set forth in Section 3.26 of the EUI Disclosure Schedule, no employee, director, manager, officer, member, shareholder or stockholder of EUI or its subsidiaries, as the case may be, and no member of the immediate family of any employee, officer, manager, director, member, shareholder or stockholder of EUI or any of its subsidiaries, as the case may be, is directly or indirectly interested in any material contract with EUI.

         3.27 Insurance. EUI and each subsidiary thereof has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which EUI or any subsidiary may reasonably become subject. EUI has a directors' and officers' liability insurance policy that is in full force and effect. Section 3.27 of the EUI Disclosure Schedule sets forth a list of all insurance policies currently in effect that insure the business, operations, assets, directors, officers or employees of EUI and each of its subsidiaries, the name of the carrier and the terms and amount of coverage. No default or event has occurred that could give rise to a default under any such policy.

         3.28 Disclosure. No representation or warranty by EUI contained in this Agreement, and no representation, warranty or statement by EUI contained in any certificate or schedule furnished or to be furnished at the Closing to the Seller pursuant to this Agreement, contains any untrue statement by EUI of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading.

         All information relating to or concerning EUI and each of its subsidiaries as set forth in this Agreement, including, without limitation, in the Schedules hereto, or provided to Seller and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and EUI has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to EUI or any subsidiary or their respective businesses, properties, operations or financial conditions, which has not been publicly disclosed or which has not been disclosed to the Seller but, under applicable law, rule or regulation, would be required to be disclosed by EUI in a registration statement filed on the date hereof by EUI under the Securities Act with respect to an issuance of EUI's Shares.

         3.29 Corporate Records. Copies of the Articles of Incorporation of EUI, certified by the Secretary of State of Nevada and of the By-laws of EUI, certified by the Secretary of EUI, heretofore delivered to the Seller are true and complete copies of such instruments as amended to the date of this Agreement. Such instruments are in full force and effect. EUI is not in violation of any provision of its Articles of Incorporation or By-laws. The corporate records of EUI are correct and complete in all material respects.

         3.30 Approvals. Neither any declaration, filing or registration with, notice to, nor license, consent or approval of, any Governmental Entity is required to be made, obtained or given by or with respect to EUI in connection with the execution, delivery or performance EUI of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

         4. Representations and Warranties by Seller. Each of Seller and Indimi represents and warrants (which representations and warranties shall survive the Closing for two(2) years from the date hereof) as follows:

         4.1 LLC Ownership. No party, including, without limitation, any predecessor party, has any right or obligation to purchase or sell, or any option or similar right to purchase any membership interest in the LLC except for the transfer of the LLC Shares from Indimi to Seller. The LLC Shares are freely transferable to EUI pursuant to the terms of this Agreement. The LLC Shares were not issued in violation of any federal or state securities law or any other legal requirement. There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any LLC Shares or arrangements by which LLC is or may become bound to issue additional LLC Shares, nor are any such issuances or arrangements contemplated other than pursuant to any (i) share option plans approved by the Managers or Members of LLC after the Closing Date, (ii) there are no agreements or arrangements under which LLC is obligated to register the sale of any of LLC Shares under the Securities Act (except as provided hereunder), (iii) LLC has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof and (iv) LLC has not reserved any LLC Shares for issuance pursuant to any share option plan or similar arrangement.

             (a) All the LLC Shares are validly issued, fully paid and non-assessable and free of preemptive rights.

             (b) LLC does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any Person. There are not now, and on the Closing Date there will not be, any voting trusts or other agreements or understandings to which LLC is a party or is bound with respect to the voting of the LLC Shares. There are no Persons in which LLC has any voting rights, equity interests or other investment.

             (c) Indimi now has, and Seller will have at Closing, good and valid legal title to all of the LLC Shares and full beneficial ownership thereof and full legal right and power to transfer and deliver to EUI such LLC Shares in the manner provided in this Agreement, and upon the purchase of such LLC Shares pursuant to the terms of this Agreement, EUI will receive good and valid legal title thereto and full beneficial ownership thereof, free and clear of all liens, restrictions, Encumbrances and rights of others of any kind other than those created or permitted by EUI.

             (d) Seller has furnished or caused to be furnished to EUI true and correct copies of the LLC's Certificate of Formation ("Certificate of Formation") as in effect on the date hereof.

         4.2 Due Issuance and Authorization of Capital Stock. Except as set forth in No LLC Shares are subject to (a) preemptive rights or any other similar rights of the shareholders of LLC or (b) any Encumbrances and the delivery of the LLC Shares to EUI pursuant to the terms hereof will vest in EUI legal and valid title to such LLC Shares, free and clear of all Encumbrances.

         4.3 Organization. LLC was organized and formed in the State of Delaware. LLC (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a "Material Adverse Effect" on LLC, (c) has its principal place of business and chief executive office at 550 Madison Ave, New York, NY and (d) has all requisite power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

         4.4 Consents. Neither the execution, delivery or performance of this Agreement by LLC, nor the consummation by it of the obligations and transactions contemplated hereby, requires any consent of, authorization by, exemption from, filing with or notice to any governmental authority or any other Person, other than any required member approval.

         4.5 Financial Statements. Seller has delivered or caused to be delivered unaudited balance sheets and related statements of operations and cash flows which present fairly (the "LLC Financial Statements"), in all material respects, the financial position of the InfoBeat Business (a division of Indimi Inc.) (the "Infobeat Business") at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. The InfoBeat Business is a member of a group of affiliated companies and, as disclosed in Schedule 4.5, has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

         4.6 Title to Property and Assets. LLC does not own any real property. LLC owns its personal property and assets free and clear of all Encumbrances, except liens that arise in the ordinary course of business which do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by LLC. With respect to any real property, LLC is not in material violation of any of its leases. All machinery, equipment, furniture, fixtures and other personal property and all plants, buildings, structures and other facilities, including, without limitation, office space used by LLC in the conduct of its business, is in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) except for any defects which will not materially interfere with the conduct of normal operations of LLC. Seller has delivered or caused to be delivered to the EUI true and complete copies of any leases related to the real property used by LLC in the conduct of their business.

         4.7 Authorization; Enforcement. Seller has all requisite power and has taken all necessary action required for the due authorization, execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Seller. Seller has taken all actions under its Certificate of Formation as may be necessary or advisable to provide the EUI with the rights hereby contemplated.

         Assuming the due execution and delivery of this agreement by EUI, this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms.

         4.8 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(a) result in a violation of the Certificate of Formation of LLC, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which LLC is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to LLC or by which any property or asset of LLC is bound or affected, or (d) result in the creation of any Encumbrance upon any of their assets. LLC is not in violation of its Certificate of Formation (as applicable in each case), and LLC is not in default (and no event has occurred which, with notice or lapse of time or both, would cause LLC to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which LLC is a party. The business of LLC is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations that, either singly or in the aggregate, would not have a Material Adverse Effect.

         4.9 LLC Intellectual Property. "LLC Intellectual Property" means all intellectual property rights and interests in and to LLC Business other than the LLC Agreements. "LLC Agreements" means the Advertising Agreements and Content Agreements (as defined in the description of the LLC Business).

                  (a) With respect to each item of LLC Intellectual Property:

                           (i) Indimi possess and prior to the Closing LLC will possess, all rights, title and interest in and to the item, free and clear of any Encumbrance, license or other restriction, and LLC or its subsidiaries has taken or caused to be taken reasonable and prudent steps to protect its rights in and to, and the validity and enforceability of, the item;

                           (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                           (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of LLC, is threatened, which challenges the legality, validity, enforceability, use or ownership of the item;

                           (iv) LLC has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item;

                           (v) each license, sublicense, agreement or permission covering the item is binding and in full force and effect;

                           (vi) LLC has not licensed or sublicensed its rights in any LLC Intellectual Property, or received or been granted any such rights; and

                           (vii) no party to any license, sublicense or agreement related to the LLC Intellectual Property is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder, except for any such breach, default or event which would not have a Material Adverse Effect.

                  (b) With respect to the LLC Agreements, and to the Seller's
Knowledge:

                           (i) no material action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened, which reasonably challenges the legality, validity, enforceability of the LLC Agreements,

                           (ii) each LLC Agreement is binding and in full force and effect;

                           (iii) no party to any LLC Agreement is in breach or default, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder, except for any such breach, default or event which would not have a Material Adverse Effect.

                  (c) Section 4.9(c) of the LLC Disclosure Schedule sets forth a list of all registered and material Infobeat Marks (as defined Schedule 3) and Infobeat Domain Names (as defined in Schedule 3). To Seller's Knowledge, all Infobeat Marks listed in Section 4.9(c) of the LLC Disclosure Schedule are valid and subsisting and in full force and effect and are not subject to any taxes or other fees except for annual filing and maintenance fees. The Infobeat Marks listed in Section 4.9(c) of the LLC Disclosure Schedule have been in continuous use by Indimi and/or LLC, and such Infobeat Marks for which LLC has obtained or applied for a registration have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates. To Seller's Knowledge, there has been no prior use of such Infobeat Marks by any third party which would confer upon said third party superior rights in such Infobeat Marks. Indimi and/or LLC has adequately policed the material Infobeat Marks against third party infringement so as to maintain the validity of such Infobeat Marks. LLC is not aware of (i) any notice, claim or assertion that any item of LLC Intellectual Property is or potentially may be invalid or (ii) any facts which would cause a reasonable person to conclude that any item of LLC Intellectual Property is or potentially may be invalid. LLC's use of the LLC Intellectual Property has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and there is no pending or threatened claim or litigation against LLC contesting the right to use the LLC Intellectual Property asserting the misuse, or asserting the infringement or other violation of any Intellectual Property rights of a third person.

                  (d) There are no outstanding options, licenses, or agreements of any kind relating to LLC Intellectual Property, nor is LLC bound by or a party to any options, licenses, or agreements of any kind with respect to LLC Intellectual Property. To Seller's knowledge no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with the material LLC Intellectual Property.

                  (e) No shareholder, member, director, officer, employee, contractor or agent of LLC has any interest in any of the LLC Intellectual Property.

                  (f) The consummation of the transactions contemplated hereby will not result in the loss or impairment of LLC's rights to own, use, or to bring any action for the infringement of, any of LLC Intellectual Property.

                  (g) LLC has not granted to any third party any material exclusive rights to the LLC Intellectual Property (including, without limitation, exclusivity with regard to categories of advertisers on any World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of LLC Intellectual Property), nor has LLC granted any third party any right to market any of the LLC Intellectual Property under any private label or "OEM" arrangements.

         4.10 Foreign Corrupt Practices Act. Neither LLC nor any director, officer, manager, member, agent, employee or other Person acting on behalf of LLC, or any subsidiary thereof has, in the course of his, her or its actions for, or on behalf of, LLC, offered or made, directly or indirectly through any other Person, any payments of anything of value (in the form of a contribution, gift, entertainment or other expense), to (a) any Person employed by, or acting in an official capacity on behalf of, any governmental agency, department or instrumentality, or (b) any foreign or domestic government official, political party or official of such party, or any candidate for political office or employee thereof. Neither LLC, nor any director, officer, agent, employee or other Person acting on behalf of LLC, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or unlawful payment to any foreign or domestic government or political party official, employee, appointee or candidate.

         4.11 Material Contracts. Each Material Contract of LLC is listed in
Section 4.11 of the LLC Disclosure Schedule. Each such contract is the legal, valid and binding obligation of LLC, enforceable against LLC, in accordance with its terms. There has not occurred any material breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by LLC under any such material contract or by any other Person to any such contract. LLC has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

         4.12 Right of First Refusal; Voting and Registration Rights. No party has any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right regarding the LLC Shares (other than the transfer of the LLC Shares to Seller). There are no provisions of the Certificate of Formation of LLC, no agreements to which LLC is a party and no agreements by which LLC, which (a) may affect or restrict the voting rights of EUI with respect to the LLC Shares in its capacity as shareholder; (b) restrict the ability of EUI, or any successor thereto or assignee or transferee thereof, to transfer the LLC Shares, (c) would adversely affect LLC's or EUI's right or ability to consummate the transactions contemplated by this Agreement and the transactions contemplated hereby, or (d) require the vote of more than a majority of LLC's issued and outstanding LLC Shares, voting together, to take or prevent any corporate action, other than those matters requiring a class vote under Delaware law, or (e) entitle any party to nominate or elect any director of LLC's or require any of LLC's members to vote for any such nominee or other Person as an officer and/or manager of the LLC in each case, except as provided for in this Agreement, in each case, except as provided for in or contemplated by this Agreement.

         4.13 Absence of Certain Developments. Since December 31, 2000, LLC has not suffered any change or development which has had a Material Adverse Effect. Since December 31, 2000, LLC has conducted its business in the ordinary and usual course consistent with past practices and has not (a) sold, leased, transferred or otherwise disposed of any of the material assets (other than dispositions in the ordinary course of business consistent with past practices),
(b) terminated or amended in any material respect any material contract or lease to which LLC is a party or to which it is bound or to which its properties are subject, (c) suffered any loss, damage or destruction, whether or not covered by insurance, which have had a Material Adverse Effect,

(d) made any material change in the accounting methods or practices it follows, whether for general financial or tax purposes, (e) incurred any liabilities (other than in the ordinary course of business or contractual liabilities) which, individually or in the aggregate, have had a Material Adverse Effect, (f) incurred, created or suffered to exist any Encumbrances (other than non-material Encumbrances) on its assets, (g) increased the compensation payable or to become payable to any of its officers or employees or increased any bonus, severance, accrued vacation, insurance, pension or other employee benefit plan, payment or arrangement made by LLC for or with any such officers or employees out of the ordinary course of business, (h) suffered any labor dispute, strike, or other work stoppage, (i) made or obligated itself to make any capital expenditures in excess of $50,000 individually, (j) entered into any contract or other agreement requiring LLC to make payments in excess of $50,000 per annum, individually, other than in the ordinary course of business consistent with past practices,
(k) paid any dividends, whether in cash or property, on account of, or repurchased any of, the LLC Shares, or (l) entered into any agreement to do any of the foregoing.

         4.14 Liabilities. There are no (a) liabilities of LLC in excess of $50,000, individually, that are not reflected on the LLC Financial Statements, the unaudited financial statements of those entities that became subsidiaries of the LLC after the date of the LLC Financial Statements (other than trade payables in the ordinary course of business), and (b) loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which LLC is a party and (c) as of the Closing, there will be no liabilities other than Performance Obligations, which EUI shall be obligated to perform. Since the date of the LLC Financial Statements, LLC has not incurred any liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent, fixed or otherwise other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the LLC Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the LLC Financial Statements.

         4.15 Litigation. Except as set forth in Section 4.15 of the LLC Disclosure Schedule, as of the date hereof, there is no claim, action, proceeding, lawsuit, inquiry, arbitration or investigation before or by any court, public board, arbitrator, governmental body, agency or official, self-regulatory organization or body including, without limitation, the SEC or the National Association of Securities Dealers Automated Quotation System, pending or threatened against or affecting LLC, its properties or directors, members, managers, or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to LLC, could have a Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby. LLC is not subject to any outstanding order, ruling, judgment or decree that would have a Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby.

         4.16 Compliance with Laws. Except as set forth in Section 4.16 of the LLC Disclosure Schedule, LLC has not received notification from any Governmental Entity (a) asserting a violation of any material law, statute, ordinance or regulation or the terms of any judgments, orders, decrees, injunctions or writs applicable to the conduct of its business, (b) threatening to revoke any material license, franchise, permit or government authorization, or (c) restricting or in any way limiting its operations as currently conducted or proposed to be conducted.

         4.17 Taxes. LLC has made or filed all federal and all state, local and foreign income tax returns required to be filed with respect to LLC in a timely manner (taking into account all extensions of due dates). LLC has paid all material Taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which adequate reserves have been made, and has set aside on its books provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid material Taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of LLC know of no basis for any such claim. LLC has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of LLC's tax returns has been or is being audited by any taxing authority.

         4.18 Employee Relations.

                  (a) All bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover employees or former employees of LLC, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "LLC Benefit Plans"), are listed in Section 4.18 of the LLC Disclosure Schedule.

                  (b) There have been no violations of ERISA or the Code that could reasonably be expected to have a Material Adverse Effect relating to any LLC Benefit Plan. Seller and or LLC has timely filed all documents, notes and reports (including IRS Form 5500) for each such Employee Benefit Plan with all applicable governmental authorities and has timely furnished all required documents to the participants or beneficiaries of each such Employee Benefit Plans.

                  (c) LLC has no continuing obligations to any employees (past or present) or consultants (past or present), each as the case may be. LLC has operated and administered all plans, programs and arrangements providing compensation and benefits to employees in accordance with the their terms and with all applicable laws.

                  (d) LLC is not delinquent in payments to any of their employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them to the date hereof. LLC is in compliance with all material applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except for either immaterial instances of noncompliance or instances of noncompliance of which LLC is unaware which may be reasonably cured without the incurrence by LLC of any material cost or liability. LLC is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of LLC or any subsidiary thereof. To the Knowledge of the Seller, there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving LLC. To the Knowledge of the Seller, there are no suits, actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or threatened in connection with any LLC Employee Benefit Plan, but excluding any of the foregoing which would not have a Material Adverse Effect on LLC.

                  (e) No director, member, manager, or officer or other employee of LLC or any of its subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any LLC Benefit Plan) solely as a result of the transactions contemplated in this Agreement; and (ii) no payment made or to be made to any current or former employee, member, manager or director of LLC by reason of the transactions contemplated hereby (whether alone or in connection with any other event, including, but not limited to, a termination of employment) will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

         4.19 Brokers. There is no investment banker, broker, finder, financial advisor or other Person which has been retained by or is authorized to act on behalf of LLC who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement payable by EUI.

         4.20 Environmental Matters. (i) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any Person against LLC and no penalty has been assessed against LLC, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) LLC is in compliance with all Environmental Laws; and (iii) there are no liabilities of or relating to LLC or any of its subsidiaries relating to or arising out of any Environmental Law, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

         For purposes of this Section 4, the term "Environmental Laws" means federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to human health and the environment, including, but not limited to, Hazardous Materials; and the term "Hazardous Material" means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law including, but not limited to: (i) petroleum, asbestos, or polychlorinated biphenyls and (ii) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan.

         4.21 Related-Party Transactions. No employee, officer, member, manager, director, stockholder or affiliate of LLC or member of his or her immediate family is currently indebted to LLC, nor is LLC indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. To the Knowledge of Seller, as of the date hereof, none of such Persons has any direct or indirect ownership interest in any firm or corporation with which LLC is affiliated or with which LLC has a business relationship, or any firm or corporation that competes with LLC except that employees, officers, members, managers or directors of LLC and members of their immediate families may own stock in an amount not to exceed 1% of the outstanding capital stock of publicly traded companies that may compete with LLC. To the Knowledge of the Seller, as of the date hereof, no employee, director, manager, officer, member, shareholder or stockholder of LLC and no member of the immediate family of any employee, officer, manager, director, member, shareholder or stockholder of LLC, as the case may be, is directly or indirectly interested in any material contract with LLC.

         4.22 Acknowledgment Regarding the Seller's Purchase of the Securities. Seller acknowledges and agrees that the EUI is not acting as a financial advisor or fiduciary of the Seller (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Seller and EUI is "arms length" and that, except for the representations and warranties of the EUI under this Agreement, any statement made by the EUI or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the EUI's sale of Securities and has not been relied upon by the Seller, its officers or directors in any way. Seller further represents to the EUI that the Seller's decision to enter into this Agreement has been based solely on an independent evaluation by the Seller and its representatives.

         4.23 Accredited Investor. Seller represents that it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

         4.24 Disclosure. No representation or warranty by LLC or Seller contained in this Agreement, and no representation, warranty or statement by LLC or Seller contained in any certificate or schedule furnished or to be furnished at the Closing to EUI pursuant to this Agreement, contains any untrue statement by LLC or Seller of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading.

         All information relating to or concerning LLC as set forth in this Agreement, including, without limitation, in the Schedules hereto, or provided to EUI and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and LLC and/or Seller has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to LLC or its respective businesses, properties, operations or financial conditions, which has not been publicly disclosed or which has not been disclosed to the EUI but, under applicable law, rule or regulation, would be required to be disclosed by LLC in a registration statement filed on the date hereof by LLC under the Securities Act with respect to an issuance of LLC's Shares.

         4.25 Company Records. A copy of the Certificate of Formation of LLC, certified by the Secretary of State of Delaware heretofore delivered to EUI is true and complete as of the date of this Agreement. Such Certificate of Formation is in full force and effect. LLC is not in violation of any provision of its Certificate of Formation. The corporate records of LLC are correct and complete in all material respects.

         4.26 Approval. Neither any declaration, filing or registration with, notice to, nor license, consent or approval of, any Governmental Entity is required to be made, obtained or given by or with respect to LLC in connection with the execution, delivery or performance LLC of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

5. Conditions Precedent to the Obligations of the Parties.

         5.1 Conditions Precedent to the Obligations of EUI. The obligations of EUI to effect this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by EUI in writing:

                  (a) The representations and warranties of LLC, Indimi and the Seller set forth in this Agreement and in any certificate or other writing delivered by Seller, Indimi or LLC pursuant hereto shall be true and correct as of the date of this Agreement, and shall also be true and correct in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failure to be true and correct would not have a Material Adverse Effect on Seller. At the Closing, each of LLC, Indimi and Seller shall deliver to EUI, a certificate signed by a duly authorized officer or manager of LLC or Seller, as the case may be certifying that the representations and warranties of LLC, Indimi or Seller, as the case may be set forth in this Agreement are true and correct as of the date of this Agreement.

                  (b) From the date of this Agreement through the Closing Date, except as set forth in the LLC Disclosure Schedule, LLC shall not have suffered any Material Adverse Effect in the LLC Business or the assets, operations or financial condition of LLC (other than the change in control contemplated hereby).

                  (c) LLC, Indimi and the Seller shall have performed all obligations, covenants and conditions required to be performed by it and them under this Agreement at or prior to the Closing Date.

                  (d) LLC shall have furnished EUI with copies of (i) resolutions duly adopted by the sole member of the LLC approving the execution and delivery of this Agreement and all other necessary or proper company action to enable LLC to comply with the terms of this Agreement, and (ii) resolutions duly adopted by the Seller approving and adopting this Agreement and the transactions contemplated herein, such resolutions to be certified by the Secretary of the Seller.

                  (e) LLC shall have no: (i) outstanding debt other than reasonable and customary accounts payable incurred in the ordinary course of business and what is incurred as a result of the consummation of the transactions contemplated by this Agreement, in an aggregate amount not to exceed $50,000.00; (ii) outstanding long term liablities of any nature whatsoever; or (iii) no contingent liabilities of any nature whatsoever.

                  (f) There shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, that would, or would reasonably be expected to, have a Material Adverse Effect at or after the Closing Date.

                  (g) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and each other Transaction Document, including, without limitation, the offer and sale of the LLC Shares.

                  (h) Other Transaction Documents.

                           (i) Series B Preferred Shares Acquisition. EUI and Seller and LLC and Indimi, Inc. shall have consummated the transactions contemplated by that certain Stock Purchase Agreement dated as of July 13, 2001;

                           (ii) Loan Extension. EUI and Seller shall have entered into that certain 550 DMV Loan Extension Agreement in the form attached hereto as Exhibit B ;

                           (iii) Interim Loan Agreement. EUI and Seller shall have entered into that certain Interim Loan Agreement in the form attached hereto as Exhibit C;

                           (iv) EUI and Seller and LLC and Indimi, Inc. shall have executed, simultaneously herewith, such other agreements as are required to consummate the transactions contemplated herein.

                  (i) LLC shall have furnished EUI with an opinion (the "LLC Opinion"), dated the Closing Date, of counsel to LLC, in form and substance satisfactory to EUI and its counsel, to the effect that:

                           (i) LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware;

                           (ii) LLC will be one hundred percent (100%) owned by 550 DMV and 550 DMV shall have no other obligations to issue any additional membership interests

                           (iii) LLC has taken all required company action to approve and adopt this Agreement, and this Agreement is a valid and binding obligation of LLC enforceable against LLC, Indimi and the Seller in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (iv) the execution and delivery of this Agreement by LLC, Indimi and the Seller does not, and the consummation of the transactions contemplated by this Agreement by LLC, Indimi and the Seller will not, constitute a breach or violation of, or a default under, the company organizational documents of LLC, or (ii) a breach, violation or impairment of, or a default under, any judgment, decree, order, statute, law, ordinance, rule or regulation now in effect applicable to the Seller, LLC or its properties known to such counsel, or any agreement, indenture, mortgage, lease or other instrument of LLC; and

                           (v) LLC has the authority and requisite power to enter to this Agreement and consummate the transactions contemplated hereunder.

     In rendering the LLC Opinion, such counsel may rely on certificates of officers and other agents of LLC and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than California, upon opinions of counsel of such other jurisdictions reasonably satisfactory to EUI and its counsel, provided such reliance is expressly noted in the LLC Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the LLC Opinion.

                  (j) LLC shall have received all credit and debit cards listed on the LLC Disclosure Schedule.

                  (k) LLC shall have (i) delivered to EUI one or more certificates representing the LLC Shares, free and clear of all liens and encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank and with all requisite documentary or stock transfer tax stamps affixed; and (ii) delivered or otherwise made available for inspection to EUI, the official and complete company records of LLC comprised of its organizational documents and all amendments thereto, the minute books, and the share ledger.

                  (l) LLC shall have delivered to EUI written resignations, effective as of the Closing Date, of each Person that is a director, manager or officer of LLC from such position in LLC.

                  (m) the Seller shall have obtained consents from all third parties which are required for the transfer of the LLC Shares or the operation of the Business after the Closing Date, including any consents to assignment of any Contract to which the LLC is a party where the transfer of the LLC Shares to EUI may be deemed an assignment of such Contract.

                  (n) EUI and 550 Digital Media Ventures, Inc shall have consummated the transactions contemplated by that certain Stock Purchase Agreement dated as of July 12, 2001.

                  (o) Financial Statements. EUI shall have received an unqualified audit opinion of Pricewaterhouse Coopers LLP with respect to the LLC Financial Statements as of and for the years ended December 31, 1999 and 2000 and such audited financial statements as of and for the year ended December 31, 2000 shall not differ materially from, or be materially inconsistent with, the LLC Financial Statements.

         5.2 Conditions Precedent to Obligations of LLC and Seller. The obligations of LLC and the Seller to effect this Agreement are subject to the satisfaction at or prior to the Closing Date, or as otherwise stated, of the following conditions, unless waived by Seller in writing:

                  (a) The representations and warranties of EUI set forth in this Agreement and in any certificate of EUI or other writing delivered by EUI pursuant hereto shall be true and correct as of the date of this Agreement, and shall also be true (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. At the Closing, EUI shall deliver to LLC, a certificate signed by a duly authorized officer of EUI certifying that the representations and warranties of EUI set forth in this Agreement are true and correct as of the date of this Agreement.

                  (b) From the date of this Agreement through the Closing Date EUI shall not have suffered any Material Adverse Effect in its business, operations or financial condition.

                  (c) EUI shall have performed all obligations, covenants and conditions required to be performed by it under this Agreement at or prior to the Closing Date.

                  (d) EUI shall have furnished LLC with copies of (i) resolutions duly adopted by its Boards of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement, and (ii) to the extent required pursuant to EUI's charter or bylaws, resolutions duly adopted by the holders of the EUI Shares approving the issuance of the EUI Shares, such resolutions to be certified by the Secretary or Assistant Secretary of EUI.

                  (e) There shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, that would, or would reasonably be expected to, have a Material Adverse Effect in EUI's business, operations or financial condition at or after the Closing Date.

                  (f) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and each other Transaction Document, including, without limitation, the offer and sale of the Securities.

                  (g) Other Transaction Documents.

                           (i) Series B Preferred Shares Acquisition. EUI and Seller shall have consummated the transactions contemplated by that certain Stock Purchase Agreement dated as of July 13, 2001;

                           (ii) Loan Extension. EUI and Seller and LLC and Indimi, Inc. shall have entered into that certain 550 DMV Loan Extension Agreement in the form attached hereto as Exhibit B;

                           (iii) Interim Loan Agreement. EUI and Seller shall have entered into that certain Interim Loan Agreement in the form attached hereto as Exhibit C;

                           (iv) SFX Note. That certain promissory note dated July 26, 2000from EUI to SFX Entertainment, Inc. shall have been restructured upon substantially no less favorable terms as set forth on
     Schedule 5.2(g)(iv) hereto.

                           (v) Videogame Partners Note. That certain promissory note from EUI to Videogame Partners, LLC dated June 30, 2000 shall have been restructured upon substantially no less favorable terms as set forth on Schedule 5.2(g)(v) hereto.

                           (vi) Insurance. EUI shall have obtained a directors and officers liability insurance policy on terms similar to its current policy and that (i) is in full force and effect for at least one (1) year from the Closing Date and (ii) contains at least $5,000,000 in coverage per director.

                           (vii) Voting Agreement. Within five business days of the date of this Agreement, EUI shall have delivered the Voting Agreement attached as Exhibit D hereto duly executed by the holders of more than fifty percent (50%) of the outstanding Common Stock of EUI; and

                           (viii) EUI and Seller and LLC and Indimi, Inc. shall have executed, simultaneously herewith, such other agreements as are required to consummate the transactions contemplated herein.

                  (h) EUI shall have furnished Seller and Indimi with an opinion (the "EUI Opinion"), dated the Closing Date, of counsel to EUI, in form and substance satisfactory to LLC and its counsel, to the effect that:

                           (i) EUI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada;

                           (ii) the EUI Shares are validly issued and outstanding, fully paid and nonassessable;

                           (iii) the authorized capital stock of EUI consists of 250,000,000 shares of common stock, $.001 par value, and 40,000,000 shares of preferred stock, $.10 par value;

                           (iv) EUI has taken all required corporate action to approve and adopt this Agreement, and this Agreement is a valid and binding obligation of EUI, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (v) EUI has the authority and requisite corporate power to enter to this Agreement and consummate the transactions contemplated hereunder;

                           (vi) the execution and delivery of this Agreement by EUI do not, and the consummation of the transactions contemplated by this Agreement by EUI will not, constitute (i) a breach or violation of, or a default under, the charter or bylaws of EUI, or (ii) a breach, violation or impairment of, or a default under, any judgment, decree, order, statute, law, ordinance, rule or regulation now in effect applicable to either EUI or EUI's properties known to such counsel, or any agreement, indenture, mortgage, lease or other instrument of either or to which EUI is subject and in each case known to such counsel; and

                           (vii) all applicable requirements of the Exchange Act, the Securities Act and state Blue Sky laws related to the consummation of the transactions contemplated by this Agreement have been met by EUI. In rendering the EUI Opinion, such counsel may rely on certificates of officers and other agents of EUI and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than Nevada, upon opinions of counsel of such other jurisdictions reasonably satisfactory to LLC and its counsel, provided such reliance is expressly noted in the EUI Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the EUI Opinion.

                  (i) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to LLC, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

                  (j) EUI and 550 Digital Media Ventures, Inc shall have consummated the transactions contemplated by that certain Stock Purchase Agreement dated as of July 13, 2001.

                  (k) Financial Statements. Seller and Indimi shall have received an unqualified audit opinion of Merdinger, Fruchter, Rosen, & Corso, P.C. with respect to the EUI's consolidated financial statements as of and for the years ended March 31, 2000 and 2001 and such audited finacial statements as of and for the year ended March 31, 2001 shall not differ materially from, or be materially inconsistent with, the draft March 31, 2001 fincancials previously provided to the Seller.

6. Closing.

         The Closing of this Agreement and of the sale and purchase of the LLC Shares shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, on the third business day after the satisfaction or waiver of all of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in
Section 5 hereof or at such other time and place as EUI and the Seller may mutually agree to in writing, or on such other date as the parties may mutually agree to in writing. All LLC Shares to be delivered hereunder shall be duly endorsed or with duly executed Share powers attached, in either case in proper form for transfer, and in accordance with all necessary corporate action.

         EUI shall:

                           (i) pay the Purchase Price by delivering to Seller, to the address designated by such Seller in writing to EUI at least two business days prior to the Closing Date, the number of shares of Common Stock as determined under Section 2.2;

                           (ii) deliver to the seller EUI Opinion in a form reasonably acceptable to Seller;

                           (iii) furnish Seller with copies of resolutions duly adopted by its Boards of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement;

                           (iv) furnish Seller with resolutions, to the extent required pursuant to EUI's charter or bylaws, duly adopted by the holders of the EUI Shares approving the issuance of the EUI Shares, such resolutions to be certified by the Secretary or Assistant Secretary of EUI;

                           (v) furnish Seller with a certificate of incumbency executed by the Secretary of EUI (A) certifying the names, titles and signatures of the officers authorized to execute the transaction documents to be executed by EUI and (B) further certifying that the Articles of Incorporation and the By-laws of EUI delivered to the Seller at the time of the execution of this Agreement have been validly adopted and have not been amended or modified; and

                           (vi) deliver to the Seller such other documents as the Seller or the Seller's counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement; and

                  (b) the Seller shall deliver, or cause to be delivered, to
EUI:

                           (i) instruments of transfer, assignment and conveyance in form and substance satisfactory to EUI and its counsel, evidencing the sale of the LLC Shares to EUI;

                           (ii) LLC Opinion in a form reasonably satisfactory to EUI;

                           (iii) furnished EUI with copies of (i) resolutions duly adopted by the sole member of the LLC approving the execution and delivery of this Agreement and all other necessary or proper company action to enable LLC to comply with the terms of this Agreement;

                           (iv) resolutions duly adopted by the Seller approving and adopting this Agreement and the transactions contemplated herein, such resolutions to be certified by the sole member of the LLC;

                           (v) a certificate of incumbency executed by the Secretary of LLC (A) certifying the names, titles and signatures of the officers authorized to execute the transaction documents to be executed by LLC and (B) further certifying that the Certificate of Formation of LLC delivered to the EUI at the time of the execution of this Agreement have been validly adopted and have not been amended or modified; and

                           (vi) such other documents as EUI or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

7. Guaranty. SONY hereby unconditionally and irrevocably guarantees to EUI, all of the obligations, when due, of Seller, LLC, and Indimi, and the full and prompt performance of all such obligations of LLC, Seller and Indimi under this Agreement (the "Guaranteed Obligations"), whether now in existence or hereafter arising, provided however, SONY's liability shall in no event be greater than that for which any of the LLC, Seller or Indimi could be primarily liable under this Agreement and SONY shall be entitled to all defenses available to any of LLC, Seller or Indimi and all defenses available to a surety or a guarantor under the common law. SONY understands, agrees, and confirms that upon any default by LLC, Seller and/or Indimi upon the Guaranteed Obligations, EUI may, at its option, proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount of the liability hereunder or thereunder, or any portion thereof, without proceeding against LLC, Seller and/or Indimi or against any other security for the Guaranteed Obligations. The foregoing guaranty of the Guarantor is an absolute, continuing, primary and unconditional guaranty of performance and not of collection. This Guaranty shall continue in full force and effect until all Guaranteed Obligations are fully performed, and discharged.

8. Termination.

                  8.1 This Agreement shall terminate prior to the Closing upon the occurrence of any of the following:

                           (a) the written agreement of Seller and EUI;

                           (b) the bankruptcy, receivership or dissolution of
LLC or EUI; or

                           (c) by Seller, on the one hand, or by EUI, on the
other hand, if Closing shall not have occurred on or before November 1, 2001; provided that the right to terminate this Agreement under this Section 8.1(c) shall not be available to either party whose material misrepresentations, material breach of warranty or failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

                  8.2 Termination by Either Party. Either party may terminate this Agreement within three (3) days of last day of 15 day trading period (as described in the Adjusted Share Price in Section 2.1 of this Agreement) in the event that the Adjusted Share Price is less than or equal to $2.00 (as adjusted for a stock split, reverse split, stock dividend, merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event ).

9. Publicity.

         Neither EUI, LLC nor the Seller shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated herein without consulting the other party and obtaining the prior written consent such other party. Notwithstanding the foregoing or any other provision of this Agreement, the parties agree that the Press Release in the form attached hereto as Exhibit E is mutually acceptable and satisfactory to the parties. EUI hereby covenants and agrees to issue the Press Release within twenty-four (24) hours of the execution of this Agreement.

10. Indemnification.

                  10.1 Obligation of the Seller to Indemnify. From and after Closing, the Seller shall indemnify, defend and hold harmless EUI, together with its officers, members, managers, directors, employees, agents and representatives from and against any and all losses, judgments, claims, awards, damages, settlements, costs and expenses, including, without limitation, attorney's fees, resulting from, imposed upon, sustained or incurred by EUI, directly or indirectly, as a result or arising out of the breach of any representation, warranty or covenant of LLC or the Seller, or each of them, contained herein.

                  10.2 Obligation of EUI to Indemnify. From and after Closing, EUI shall indemnify, defend and hold harmless Seller, Indimi, and LLC together with their officers, directors, members, managers, employees, agents and representatives from and against any and all losses, judgments, claims, awards, damages, settlements, costs and expenses, including, without limitation, attorney's fees, resulting from, imposed upon, sustained or incurred by Seller, Indimi, or LLC, as the case may be directly or indirectly, as a result or arising out of the breach of any representation, warranty or covenant of EUI contained herein.

                  10.3 Notice to Indemnifying Party. If any indemnified party (the "Indemnitee") receives notice of any third-party claim or of the commencement of any action or proceeding or becomes aware of the occurrence of any event with respect to which any other party (or parties) (the "Indemnifying Party") is required to provide indemnification pursuant to Section 10.1 or

10.2, the Indemnitee shall promptly give the Indemnifying Party notice thereof. The Indemnifying Party may take control of the defense, settlement or compromise of such claim, action or proceeding at the Indemnifying Party's own expense and with the assistance of the Indemnifying Party's own counsel, which counsel shall be reasonably acceptable to the Indemnitee. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense, and shall otherwise cooperate fully with the Indemnifying Party. The Indemnitee shall also have the right to participate in any defense and/or settlement of a claim at the Indemnitee's expense and may, if the Indemnifying Party shall not choose to defend or resist said claim within twenty (20) days after notice thereof from the Indemnitee (or such shorter time specified in the notice as the circumstances of the matter may dictate), dispose of the matter at the reasonable cost of the Indemnifying Party in any way it reasonably deems to be in its best interest.

11. Miscellaneous.

                  11.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  11.2 Entire Agreement. (a) Except as set forth in subsection
(b) hereof, this Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and is intended as the parties' final expression and complete and exclusive statement of the terms thereof, superseding all prior or contemporaneous agreements, representations, promises and understandings, whether written or oral. All exhibits and schedules referred to in this Agreement are incorporated herein by reference.

                  (b) EUI, Seller and Indimi, Inc. have entered into a Transition Services Agreement dated July 12, 2001, as amended (the "Transition Services Agreement"), pursuant to which the parties agreed upon certain transitional matters pending (i) the consummation of the transactions contemplated under this Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Letter Agreement, the terms of this Agreement shall control.

                  11.3 Headings. The paragraph headings in this Agreement are for convenience of reference and do not constitute part of the agreement.

                  11.4 Counterparts. This Agreement may be executed in multiple facsimile counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument, binding on the parties hereto.

                  11.5 Governing Law; Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law (without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction). Any legal action or proceeding with respect to this Agreement or any transaction related hereto shall be brought in the courts of the State of California or of the United States District Court for the Central District of California, and, by the execution and delivery of this Agreement, each of the parties hereto hereby consents for himself, herself and itself and in respect of his, her or its property to the exclusive jurisdiction of the aforesaid courts and agrees that service of process in any legal action or proceeding with respect to this Agreement or any transaction related hereto may be made on such party by delivery of such process by certified mail, return receipt requested, to such party at its address for notice pursuant to Section 11.8 of this Agreement with the same effect as if such process was personally served on such party within the State of California. Each of the parties hereto hereby irrevocably waives, to the extent permitted by applicable law, any objection, including, but not limited to, any objection to the laying of venue or based on the ground of forum non conveniens, which he, she or it may now or hereafter have to the bringing of any action or proceeding in such jurisdictions in respect of this Agreement or any transaction related hereto. Nothing contained herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

                  11.6 Enforcement. In the event that either party hereto commits a breach of that party's obligations hereunder, the non-breaching party damaged thereby shall be entitled to recover from the party in breach the reasonable costs and expenses incurred, including reasonable attorney's fees and disbursements, in connection with enforcing the provisions hereof. The obligation of any Person to transfer shares in accordance with the terms of this Agreement may be specifically enforced by any court of competent jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy for the breach of any such obligation. The rights and remedies set forth in this section 11.6 shall be on addition to, and not in lieu of, any other rights and remedies avaliable at law or in equity.

                  11.7 Expenses. Subject to Section 11.6 of this Agreement, each of the parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  11.8 Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, facsimiled/telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) or by courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                a) if to EUI, to

                     eUniverse, Inc.
                     6300 Wilshire Blvd., Suite 1700 Los Angles, CA  90048
                     Attention:  Brad G. Greenspan
                     By facsimile to: (323) 658-5414

                   with a copy to

                     Christopher G. Martin, Esq.
                     Martin, Lucas & Chioffi, LLP
                     1177 Summer Street
                     Stamford, CT  06905

                     By facsimile to: (203)324-8649

                (b)  if to LLC, to

                     550 Digital Media Ventures, Inc.
                     c/o: Sony Music Entertainment, Inc.
                     550 Madison Ave
                     New York, NY  10022
                     Attention: Senior Vice President and General Counsel of 550 DMV; and Senior Vice President and General Counsel - Sony Music
                     By facsimile to: (212) 833-7844

                   with a copy to:

                     David J. Goldschmidt, Esq.
                     Skadden, Arps, Slate, Meagher & Flom LLP
                     Four Times Square
                     New York, New York  10036
                     By facsimile to: (212)735-2000

                  11.9 Waivers. No waiver by a party, or by anyone claiming by, through or under such party, of any right or of the breach of any representation, warranty, covenant, agreement, condition or duty, shall ever be held or construed as a waiver of the same or any other right or waiver of any other breach of the same or of any representation, warranty, covenant, agreement, condition, or duty. In the event of a breach by a party of any representation, warranty, covenant, agreement, condition or duty, the failure by any other party to take action on account of such breach or to enforce any rights resulting therefrom shall not be deemed a waiver, and such breach shall be a continuing breach until the same has been cured. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver unless otherwise expressly provided therein.

                  11.10 INTENTIONALLY OMITTED.

                  11.11 Interpretation. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents contained in this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by GAAP.

                  11.12 Further Assurances. From and after the date of this Agreement, each of the parties shall, from time to time, at the reasonable request of the other party and without further consideration, do, execute and deliver, cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably requested or required to carry out the intent of this Agreement and to more effectively evidence and give effect to and conclude the transactions contemplated by this Agreement.

                  11.13 Modification or Waiver. Neither this Agreement nor any provision hereof may be modified, waived or discharged except pursuant to a written instrument signed by the party against whom enforcement of such modification, waiver or discharge is sought.

                  11.14 Severability. Any provision of this Agreement held or determined by a court (or other legal authority) of competent jurisdiction to be illegal, invalid, or unenforceable in any jurisdiction shall be deemed separate, distinct and independent, and shall be ineffective to the extent of such holding or determination and this Agreement shall be interpreted as if said provision had never been a part of this Agreement without (i) invalidating the remaining provisions of this Agreement in that jurisdiction or (ii) affecting the legality, validity or enforceability of such provision in any other jurisdiction.

                  11.15 Remedies. All rights, remedies or powers hereby conferred shall, to the extent not prohibited by law, be deemed cumulative and not exclusive of any other thereof, or of any other rights, remedies or powers available. No single or partial exercise of any right, remedy or power by a party shall preclude further exercise thereof. No delay or omission to exercise any right, power or remedy accruing to a party upon the occurrence of any breach of any warranty, covenant or agreement contained in this Agreement shall impair any such right, power or remedy or be construed to be a waiver of any such breach or any acquiescence therein or to any similar breach thereafter occurring. In addition to such other rights and remedies as each party may have at equity or in law with respect to any breach of this Agreement, if any party commits a breach of any of the restrictive covenants contained herein, each other party shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction.

                  11.16 Special Stockholders' Meeting. To the extent required by any applicable law or requirements of The Nasdaq Small Cap Market or any stock exchange, as soon as practicable after the date hereof, the EUI shall prepare and file with the SEC one or more proxy statements in connection with the transactions contemplated by this Agreement and the other Transaction Documents (each such proxy statement, together with any amendments or supplements thereto, in each case in the form mailed to the EUI's stockholders, being a "Proxy Statement"). Each Proxy Statement shall not, at the date such Proxy Statement is first mailed to the EUI's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the EUI will file with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. EUI shall promptly after the date hereof take all action necessary in accordance with the General Corporation Law of Nevada and the Articles of Incorporation and By-laws to convene a stockholders meeting to vote on the transaction contemplated hereby as promptly as practicable after the date hereof. EUI shall use its best efforts to solicit from stockholders of EUI proxies in favor of the transactions to be voted on at the stockholders meeting. EUI shall use its best efforts to ensure that the Proxy Statement includes the unconditional recommendation of the Board, subject to its fiduciary duties, in favor of the aggregate transactions to be voted on at each of the stockholders meetings. EUI shall provide to the Seller drafts of any materials to be filed with the SEC or mailed to the EUI's stockholders and, prior to submitting or filing such materials with the SEC, shall accept reasonable comments from the Seller and its representatives.


                     --------------------------------------

                    Signatures appear on the following page.

         IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be executed by its duly authorized representative as of the date first above written.


                           eUNIVERSE, INC.


                           By:   /s/ Brad D. Greenspan
                              -----------------------------------------
                                Name:  Brad D. Greenspan
                                Title:  Chairman


                           550 Digital Media Ventures, Inc.


                           By:  /s/ Mark R. Eisenberg
                              --------------------------------
                                Name:  Mark R. Eisenberg
                                Title:  Senior Vice President & General Counsel

                           Indimi, L.L.C.


                           By:  /s/ Mark R. Eisenberg
                              --------------------------------
                                Name:  Mark R. Eisenberg
                                Title:

                           Indimi, Inc.


                           By:  /s/ Mark R. Eisenberg
                              --------------------------------
                                Name:  Mark R. Eisenberg
                                Title:

                           Sony Music Entertainment, Inc.

                           With Respect to Section 7 Only.


                           By:  /s/  Thomas Connolly
                              ---------------------------------
                                Name:   Thomas Connolly
                                Title: